Exhibit 10.2

July 10, 2019

Cool Holdings, Inc.

2001 NW 84th Avenue

Miami, FL  33122

Re:  Letter Agreement for Financing

Ladies and Gentlemen:

Reference is hereby made to that certain Stock Purchase Agreement dated May 9, 2019, as amended on June 20, 2019 and July 8, 2019 (the “Agreement”), by and among GameStop Corp., Simply Mac, Inc. (“Simply Mac”) and Cool Holdings, Inc. (the “Cool”). Pursuant to the Agreement, on or before July 12, 2019, Cool is required to have either (a) closed on at least $2,700,000 in funding that is dedicated for the closing of the transactions contemplated by the Agreement (the “Transactions”) or (b) provide a written fully executed third party commitment from an investor that provides for the irrevocable and unconditional commitment to Cool to fund at least the aggregate amount of $2,700,000 that is dedicated for the closing of the Transactions, which commitment is enforceable against such investor.

This letter is being delivered to confirm and memorialize the agreement between SOL Global Investments Corp. (“SOL”) and Cool that SOL hereby agrees to provide, directly or through an affiliate or designee (collectively, the “Investors”), Cool an aggregate amount of $2,700,000.00 (the “Financing Amount”) on or before the scheduled closing of the Transactions (the “Closing”), which such Financing Amount shall be used by Cool for the sole and exclusive purpose of funding the aggregate purchase price under the Agreement to consummate the Transactions.  This agreement by SOL to provide the Financing Amount is irrevocable and unconditional.  This letter agreement is intended to be a legally binding obligation of SOL, enforceable against SOL in accordance with its terms, and is irrevocable. Notwithstanding the foregoing, this letter agreement, and SOL’s obligations to provide the Financing Amount, shall terminate concurrently with the termination of the Agreement, if at all.

Very truly yours,

SOL GLOBAL INVESTMENTS CORP.

By:	/s/ Peter Liabotis
Name: Peter Liabotis
Title: Chief Financial Officer

Agreed and Accepted:

COOL HOLDINGS, INC.

By:	/s/ Vernon A. LoForti
Name: Vernon A. LoForti
Title: Chief Financial Officer